                                                                    EXHIBIT 99.2

                                   XICOR, INC.
                               UNAUDITED PRO FORMA
                     CONDENSED COMBINED FINANCIAL STATEMENTS

On September 10, 2003, Xicor, Inc. ("Xicor") signed a definitive agreement to acquire Poweready, Inc. ("Poweready"). The acquisition was completed on October 28, 2003. The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the acquisition of Poweready by Xicor. The acquisition will be accounted for using the purchase method of accounting which means that the assets and liabilities of Poweready, including intangible assets, will be recorded on Xicor's balance sheet at their fair values as of October 28, 2003. The following pro forma statements were prepared as if the acquisition had been completed as of June 29, 2003 for balance sheet purposes and the beginning of the year ended December 31, 2002 for statement of operations purposes. These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements of Xicor included in Xicor's report on Form 10-K for the year ended December 31, 2002, and reports on Form 10-Q for the quarters ended March 30, 2003 and June 29, 2003 as filed with the Securities and Exchange Commission and the historical financial statements of Poweready included at
Exhibit 99.1.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisition occurred on June 29, 2003 for balance sheet purposes or as of the beginning of the year ended December 31, 2002 for statement of operations purposes, nor are they necessarily indicative of the future financial position or results of operations. The pro forma condensed combined financial statements include adjustments to reflect the estimated allocation of purchase consideration to the acquired assets and liabilities of Poweready. The final allocation of the purchase consideration will be determined based upon the assets and liabilities acquired as of October 28, 2003 and will be finalized after completion of a thorough analysis to determine the fair market value of Poweready's tangible and identifiable intangible assets and liabilities. Accordingly, the final purchase accounting adjustments may be materially different from the unaudited pro forma adjustments presented in this document.

                                   XICOR, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                  June 29, 2003
                                 (In thousands)

                                                                 Historical                     Pro forma
                                                           ------------------------    ----------------------------
                                                             Xicor        Poweready    Adjustments        Combined
                                                           ---------      ---------    -----------        ---------
                       ASSETS
Current Assets:
  Cash and cash equivalents                                $  11,682       $    41       $(3,000)(a)      $   8,723
  Short-term investments                                       9,583            --                            9,583
  Accounts receivable                                          4,190           124                            4,314
  Inventories                                                  3,557           330                            3,887
  Prepaid expenses and other current assets                      607            12                              619
                                                           ---------       -------       -------          ---------
       Total current assets                                   29,619           507        (3,000)            27,126
  Property, plant and equipment, at cost
       less accumulated depreciation                           2,536            96                            2,632
  Goodwill                                                    10,762           849         8,390(b)          20,001
  Purchased intangible assets, net                             1,612           658         2,902(b)           5,172
  Other assets                                                   202            --                              202
                                                           ---------       -------       -------          ---------
         Total assets                                      $  44,731       $ 2,110       $ 8,292          $  55,133
                                                           =========       =======       =======          =========
         LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                         $   4,833       $   422                        $   5,255
  Accrued expenses                                             5,049            55       $   430(c)           5,534
  Deferred income on shipments to distributors                 3,510            --                            3,510
  Current portion of long-term obligations                       265           585          (567)(d)            283
                                                           ---------       -------       -------          ---------
       Total current liabilities                              13,657         1,062          (137)            14,582
  Long-term obligations                                          354         1,122        (1,071)(d)            405
                                                           ---------       -------       -------          ---------
       Total liabilities                                      14,011         2,184        (1,208)            14,987
                                                           ---------       -------       -------          ---------
Shareholders' equity:
  Preferred stock                                                 --            --            --                 --
  Common stock                                               163,170         1,500         7,926(e)         172,596
  Accumulated deficit                                       (132,450)       (1,574)        1,574(e)        (132,450)
                                                           ---------       -------       -------          ---------
       Total shareholders' equity                             30,720           (74)        9,500             40,146
                                                           ---------       -------       -------          ---------
       Total liabilities and shareholders' equity          $  44,731       $ 2,110       $ 8,292          $  55,133
                                                           =========       =======       =======          =========


  See accompanying notes to unaudited condensed combined financial statements.

                                   XICOR, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      For the year ended December 31, 2002
                      (In thousands, except per share data)


                                                      Historical                         Pro forma
                                                 -----------------------       ----------------------------
                                                  Xicor        Poweready       Adjustments         Combined
                                                 --------      ---------       -----------         --------
Net sales                                        $ 38,534       $ 1,580                            $ 40,114
Cost of sales                                      19,076         1,295                              20,371
                                                 --------       -------          --------          --------
     Gross profit                                  19,458           285                              19,743
                                                 --------       -------          --------          --------
Operating expenses:
Research and development                           13,056           347                              13,403
Selling, general and administrative                11,033           405                              11,438
Restructuring and facilities charge                 1,936            --                               1,936
Amortization of purchased intangible assets           739           168          $    712(f)          1,619
In-process research and development                 1,800           375                               2,175
                                                 --------       -------          --------          --------
                                                   28,564         1,295               712            30,571
                                                 --------       -------          --------          --------
Loss from operations                               (9,106)       (1,010)             (712)          (10,828)
                                                 --------       -------          --------          --------
Interest expense                                   (3,259)          (74)                             (3,333)
Interest income                                       789            --                                 789
Other income and (expense), net                    (1,206)           --                              (1,206)
                                                 --------       -------          --------          --------
                                                   (3,676)          (74)                             (3,750)
                                                 --------       -------          --------          --------
Loss before income taxes                          (12,782)       (1,084)             (712)          (14,578)
Provision for income taxes                             --             1                                   1
                                                 --------       -------          --------          --------
Net loss                                         $(12,782)      $(1,085)         $   (712)         $(14,579)
                                                 ========       =======          ========          ========
Net loss per common share:
    Basic                                        $  (0.55)                                         $  (0.60)
                                                 ========                                          ========
    Diluted                                      $  (0.55)                                         $  (0.60)
                                                 ========                                          ========
Shares used in per share calculations:
    Basic                                          23,265                             947(g)         24,212
                                                 ========                        ========          ========
    Diluted                                        23,265                             947(g)         24,212
                                                 ========                        ========          ========


  See accompanying notes to unaudited condensed combined financial statements.

                                  XICOR, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     For the six months ended June 29, 2003
                     (In thousands, except per share data)

                                                       Historical                      Pro forma
                                                 -----------------------      ------------------------
                                                  Xicor        Poweready      Adjustments     Combined
                                                 --------      ---------      -----------     --------
Net sales                                        $ 19,673       $  1,062                      $ 20,735
Cost of sales                                       9,427            777                        10,204
                                                 --------       --------       --------       --------
     Gross profit                                  10,246            285                        10,531
                                                 --------       --------       --------       --------
Operating expenses:
Research and development                            5,550            222                         5,772
Selling, general and administrative                 5,066            385                         5,451
Amortization of purchased intangible assets           450             92       $    268(f)         810
In-process research and development                    --             --                            --
                                                 --------       --------       --------       --------
                                                   11,066            699            268         12,033
                                                 --------       --------       --------       --------
Loss from operations                                 (820)          (414)          (268)        (1,502)
                                                 --------       --------       --------       --------
Interest expense                                     (932)           (49)                         (981)
Interest income                                       225             --                           225
Other income and (expense), net                     2,718             --                         2,718
                                                 --------       --------       --------       --------
                                                    2,011            (49)                        1,962
                                                 --------       --------       --------       --------
Income (loss) before income taxes                   1,191           (463)          (268)           460
Provision for income taxes                             --             --                            --
                                                 --------       --------       --------       --------
Net income (loss)                                $  1,191       $   (463)      $   (268)      $    460
                                                 ========       ========       ========       ========
Net income (loss) per common share:
    Basic                                        $   0.05                                     $   0.02
                                                 ========                                     ========
    Diluted                                      $   0.05                                     $   0.02
                                                 ========                                     ========
Shares used in per share calculations:
    Basic                                          25,112                           947(g)      26,059
                                                 ========                      ========       ========
    Diluted                                        26,313                           947(g)      27,260
                                                 ========                      ========       ========


  See accompanying notes to unaudited condensed combined financial statements.

                                   XICOR, INC.
                 NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS

1.    BASIS OF PRO FORMA PRESENTATION

On September 10, 2003, Xicor signed a definitive agreement to acquire Poweready. The acquisition was completed on October 28, 2003. The acquisition price payable at closing consisted of $3.0 million in cash and 947,368 shares of Xicor common stock. Xicor intends to account for the acquisition under the purchase method of accounting.

The unaudited pro forma condensed combined balance sheet combines Xicor's historical balance sheet as of June 29, 2003 with Poweready's historical balance sheet as of June 30, 2003, giving effect to the acquisition as if it had been consummated on June 29, 2003.

Xicor's fiscal year ends on the Sunday nearest December 31. For purposes of financial statement presentation, each fiscal year is deemed to have ended on December 31. Xicor's fiscal year 2002 consisted of 52 weeks.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2002 combines Xicor's fiscal year 2002 historical consolidated statement of operations with Poweready's historical statement of operations for the year ended December 31, 2002, giving effect to the acquisition as if it had occurred on the first day of Xicor's fiscal year 2002.

The unaudited pro forma condensed combined statement of operations for the six months ended June 29, 2003 combines the historical consolidated statement of operations for Xicor for the six months ended June 29, 2003, with Poweready's historical statement of operations for the six months ended June 30, 2003, giving effect to the acquisition as if it had occurred on the first day of Xicor's fiscal year 2002.

2.    PRELIMINARY PURCHASE PRICE ALLOCATION

The unaudited pro forma condensed combined financial statements reflect a purchase price of approximately $13.0 million. The value of common stock was measured using the average fair market value of Xicor's common stock from September 8, 2003 to September 12, 2003, the five days surrounding the date the acquisition agreement with Poweready was announced, and other costs directly related to the acquisition as follows (in thousands):

Cash payment                                  $ 3,000
Value of Xicor common stock to be issued        9,426
Estimated acquisition costs                       430
                                              -------
Total estimated purchase price                $12,856
                                              =======

The final purchase price allocation will be determined subsequent to the closing of the acquisition upon finalization of the closing balance sheet, finalization of estimates for direct acquisition costs and a comprehensive final evaluation of the fair value of all assets and liabilities. The preliminary purchase price allocation, which is subject to change based upon Xicor's final analysis, is as follows (in thousands):

Tangible assets acquired            $    603
Liabilities assumed                     (546)
Intangible assets                      3,560
Goodwill                               9,239
                                    --------
Total estimated purchase price      $ 12,856
                                    ========

3.    PRO FORMA ADJUSTMENTS

Based on the value of assets and liabilities acquired at the closing of the acquisition, the final purchase price, finalization of the valuation and purchase price allocation, finalization of the integration plans, determination of the fair value of acquired assets and liabilities and other factors, the actual purchase price adjustments may differ materially from those presented in these pro forma condensed combined financial statements. A change in the value assigned to long-term tangible and intangible assets and liabilities could result in a reallocation of the purchase price and a change in the pro forma adjustments. The statement of operations effect of these changes will depend on the nature and amount of the assets or liabilities adjusted.

The following pro forma adjustments have been made to the unaudited pro forma condensed combined financial statements:

BALANCE SHEET:

(a) To record the $3.0 million cash consideration paid to Poweready shareholders which became due upon closing of the acquisition.

(b) To eliminate Poweready's historical goodwill and intangible assets, the fair value of which will be included in the Xicor/Poweready purchase price allocation, and to record the estimated goodwill and intangible assets resulting from the acquisition.

(c) To record estimated direct acquisition costs of approximately $430,000 incurred by Xicor.

(d)   To record the payoff of notes payable by Poweready shareholders.

(e) To eliminate the historical shareholders' equity of Poweready and to record the $9.4 million value of Xicor common stock issued to Poweready shareholders.

STATEMENT OF OPERATIONS:

(f) To eliminate Poweready's historical amortization of purchased intangible assets and to record the estimated amortization of acquired intangible assets resulting from the acquisition of Poweready on a straight line basis over their expected useful lives as follows:

Current Technology                        5 years
Customer contracts and relationships      5 years
Non-compete agreement                     3 years
Order backlog                             3 months

(g) To record the issuance by Xicor of 947,368 shares of Xicor common stock to Poweready's shareholders.